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[LETTERHEAD OF KPMG LLP APPEARS HERE]

                                                                  EXHIBIT 23.1



The Board of Directors
GenVec, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                               /s/ KPMG LLP

McLean, Virginia
December 11, 2000